UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019 (May 9, 2019)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee		37214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01	RHP	New York Stock Exchange

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 9, 2019, Ryman Hospitality Properties, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). As of the record date for the Annual Meeting, there were 51,430,561 shares of the Company’s common stock outstanding and entitled to vote on all matters presented to the Company’s stockholders at the Annual Meeting. Holders of 47,867,760 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The following proposals were voted on and approved by the Company’s stockholders at the Annual Meeting:

MANAGEMENT PROPOSALS:

1. Election to the Company’s Board of Directors of the following eight director nominees:

	For	Against	Abstain	Broker Non- Votes
Rachna Bhasin	44,205,313	31,747	11,375	3,619,325
Alvin Bowles Jr.	43,707,224	528,953	12,258	3,619,325
Fazal Merchant	43,684,513	551,785	12,137	3,619,325
Patrick Q. Moore	43,553,686	682,848	11,901	3,619,325
Christine Pantoya	44,207,248	30,192	10,995	3,619,325
Robert S. Prather, Jr.	44,108,295	128,342	11,798	3,619,325
Colin V. Reed	42,712,514	1,217,561	318,360	3,619,325
Michael I. Roth	28,330,487	15,471,994	445,954	3,619,325

2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Company’s 2019 proxy statement (i.e., “say-on-pay”):

For	Against	Abstentions	Broker Non-Votes
40,650,827	3,565,869	31,739	3,619,325

3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year:

For	Against	Abstentions
47,395,774	461,507	10,479

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: May 9, 2019	By:	/s/ Scott Lynn
	Name:	Scott Lynn
	Title:	Executive Vice President, General Counsel and Secretary